Exhibit 99.3

   Business Update August 20, 2018

 Disclaimers  Forward-Looking StatementsStatements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including our ability to consummate a refinancing transaction; our ability to maintain sufficient liquidity and produce sufficient cash flow to pay our debt service obligations and fund our business and growth strategy; our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing; the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ service; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; and our failure to protect private data due to a security breach or other unauthorized access. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.Non-GAAP Financial MeasuresThis presentation includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. “Adjusted EBITDA” represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; gain (loss) on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. “Adjusted G&A Expense” represents consolidated general and administrative expenses (plus) minus: share related compensation; and benefit from change in vacation policy. A reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided in the Appendix. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss), general and administrative expense, and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   2

Intersections Inc. (Nasdaq: INTX)

47 million

Number of consumers Intersections has protected.
Largest independent identity theft monitoring provider in the U.S.

Intersections Inc. provides innovative software and data monitoring and analytics solutions that help consumers manage financial and personal risks associated with the proliferation of their personal data in the virtual and financial world.

Intersections delivers its services via a broad base of partner and employer engagement channels.

Under our IDENTITY GUARD® brand, we utilize technology solutions, including artificial intelligence to help monitor, manage and protect against the risks associated with identities and personal information, including:

- Helping prevent, detect and resolve identity theft associated with financial fraud,
- Providing social media monitoring and information adjustment or deletion to help protect one's reputation that may impact school choice, job choice and life experiences,
- Providing AI based monitoring services to help protect children from cyberbullying,
- Creating and delivering software services to protect computers and personal devices against "bad" browsing sites and phishing attacks, and
- Providing Breach prevention and management tools to small and medium sized businesses.

IDENTITY GUARD.
August 2018 | 3
INTERSECTIONS INC.

Business Transition Tracking to Management's Objectives

Strategic Objectives

2018: Restore Top Line Trajectory

2019: Accelerate Revenue Growth

2020: Accelerate Adjusted EBITDA

Significant Product Enhancement

Sales & Business Development Team Expansion

Channel Diversification & Expansion

Cost Structure Positioned for Operating Leverage

Q2 2018 Results

- ✓ $38.6 million consolidated revenue in Q2 2018
- ✓ $2.9 million Adjusted EBITDA(1) in Q2 2018 compared to $(0.7) million Adjusted EBITDA loss in Q2 2017
- ✓ Continued expansion of client base through completed and scheduled new employee benefit and partner programs

YTD June 2018 Results

- ✓ $77.7 million consolidated revenue in first six months of 2018
- ✓ $6.2 million Adjusted EBITDA(1) YTD 2018 compared to $(1.7) million Adjusted EBITDA loss in first half 2017
- ✓ 1.1 million total subscribers as of June 30, 2018
- ✓ 357 thousand Identity Guard subscribers, up 8.5% compared to June 30, 2017

(1) See reconciliation of non-GAAP financial measures in appendix.

IDENTITY GUARD

August 2018 | 4

INTERSECTIONS INC.

 Liquidity and Refinancing Update  LiquidityEntered into Amendment No. 4 to Credit Agreement with PEAK6 in second quarter, which, among other provisions, set forth required monthly principal payments beginning June 30, 2018, shortened the maturity date of the secured debt and lowered the amount of prepayment fees associated with early repayment of principal.In June 2018, borrowed from certain existing stockholders an aggregate amount of $3 million (“Bridge Notes”), the proceeds of which were used to prepay a portion of the principal of the secured debt.RefinancingReached agreement with an institutional investor to the material terms of a proposed preferred equity investment.$29.0 to $35.0 million offering, including the conversion of the Bridge Notes, to repay secured debt and for general corporate purposes.Subject to satisfaction of closing conditions and shareholder approval and expected to fund in two or more closings  5  These statements are qualified by and subject to the “Forward Looking Statements” section of this presentation. The consummation and actual terms of the Transaction (or any other alternative refinancing transaction) are subject to a number of factors, including without limitation market conditions, negotiation and execution of definitive agreements, receipt of additional funding commitments and satisfaction of customary closing conditions, including any required shareholder approval. There can be no assurance that the Company will be able to consummate the Transaction (or any other alternative refinancing transaction) on the terms described above or at all. If the Transaction (or any other alternative refinancing transaction) is not funded in amounts sufficient to meet the repayment obligations of Amendment No. 4 to the Company’s Credit Agreement through December 31, 2018, it will not be able to meet all of the repayment obligations of the secured debt.

 Revenue Trends  Combined Identity Guard channels grew to 47% of consolidated revenue.7.1% Identity Guard revenue growth in 2nd Quarter 2018 vs. 2nd Quarter 2017.9.1% Identity Guard revenue growth 1st half 2018 vs. 1st half 2017.Revenue growth from new partner marketing programs may be driven by larger opportunities for which launch dates may be difficult to predict, but offer substantial growth opportunities.Revenue from financial institution clients continues to attrite at approximately 1.2% per month.  Key Trends  6  Identity Guard® U.S. and Canadian Revenue  (In $USD millions)  (a) The foregoing goals are objectives and targets developed by management with respect to revenue. They are qualified by and subject to the “Forward-Looking Statements” section of this presentation on the page entitled “Disclaimers”. In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

Revised 2018 Management Financial Objectives

$millions	2017 Actual		1H 2018 Actual		Prior 2018 Goal	Revised 2018 Goal
Revenue	$159.6		$77.7		$153 - $158	$151 - $155
Marketing	11.3	7.1%	1.8	2.4%	2.0% – 2.2%	2.0% - 2.3%
Commission	38.4	24.0%	18.2	23.0%	24% – 25%	23% - 24%
Cost of Revenue	51.7	32.3%	24.8	32.2%	32% - 34%	32% - 34%
G&A Expense	62.5	39.2%	27.6	35.6%		
Adjusted G&A Expense (a)	55.1	34.5%	26.6	34.3%	$54 -$55	$53 - $54
Income (Loss) from Continuing Operations before Tax	($13.7)		$0.7		(b)	(b)
Adjusted EBITDA(a)	$3.2	2.0%	$6.2	7.9%	$6.5 - $7.5	$9.0 - $10.0

The foregoing objectives and goals are targets developed by management with respect to costs and revenue. They are qualified by and subject to the "Forward-Looking Statements" section of this presentation on the page entitled "Disclaimers". In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

(a) See reconciliation of non-GAAP financial measures in the appendix.

(b) We are unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure because management cannot reliably predict or estimate, without unreasonable effort, all the necessary components of such GAAP measure. See reconciliation of non-GAAP financial measures in the appendix. Such amounts may also be excluded in the future periods and could be significant.

IDENTITY GUARD

August 2018 | 7

INTERSECTIONS INC.

Investment Summary

- Largest independent identity and personal information protection provider in the U.S.
- $77.7 million consolidated revenue in first half 2018 with Identity Guard U.S. and Canada year-over-year revenue growth of 7.1% in the second quarter 2018 and 9.2% for first half of 2018.
- $2.9 million Adjusted EBITDA in Q2 2018 following $3.3 million in Q1 2018; fourth consecutive quarter of positive Adjusted EBITDA.
- Management's 2018 Adjusted EBITDA goal increased to $9.0 - $10.0 million.
- 1.1 million active subscribers (7/31/18).
- Leading innovator – first to release almost every enhancement over the last 20 years.
- Leading offering – Identity Guard® platform leverages IBM Watson™ and other services to deliver the broadest data monitoring capabilities and fastest alerts vs. major competitors.
- Leading platform – scalable to support high growth through partner relationships.

Management believes the Company is well-positioned to achieve the financial objectives of top-line growth and increasing profitability over the next three years.

(a) The foregoing objectives and goals are targets developed by management with respect to costs and revenue. They are qualified by and subject to the "Forward-Looking Statements" section of this presentation on the page entitled "Disclaimers". In addition, readers are cautioned that such target objectives do not represent historical performance, projected results or guidance and should not be relied upon or construed as such.

IDENTITY GUARD

August 2018 | 8

INTERSECTIONS INC.

 Appendix

 Revenue  Identity Guard® Services revenue increased 7.3% in the second quarter of 2018 compared to the second quarter of 2017 as a result of subscriber increases in our consumer and employer programs. Revenue decreased slightly from the second quarter of 2018 compared to the first quarter due to attrition of consumer subscriptions acquired in the fourth quarter 2017 and the impact of reduced direct-to-consumer marketing spend.Revenue from the Canadian business decreased 1.7% in the second quarter of 2018 compared to the second quarter of 2017 primarily due to lower new subscriber enrollments.Revenue from U.S. financial institution clients decreased at an average monthly rate of 1.2% per month during the second quarter of 2018, which the Company continues to believe is representative of normal attrition given the discontinuation of marketing and retention efforts for this subscriber population.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   10

 Subscribers  The Identity Guard® Services subscriber base increased 8.5% since June 30, 2017, primarily in its direct to consumer and employee benefits channels.Subscribers acquired through our Canadian business marketing relationship decreased 1.2% in the second quarter 2018, due in part to cancellations of non-revenue producing subscribers and normal attrition.U.S. financial institution subscribers declined approximately 1% per month on average since June 30, 2017, a rate we believe continues to represent normal attrition.Note (1): We periodically refine the criteria used to calculate and report our subscriber data. In 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® Services subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.   11

 Cash Flow  12  See discussion in “Liquidity and Refinancing Update” section of this presentation.Cash from operating activities for the second quarter includes approximately $1.3 million for business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities for the remainder of 2018 at approximately the same level as 2017.The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the second quarter of 2018. As a result, the Company invested approximately $1.3 million in internally developed capitalized software for the quarter.

 Reconciliation of Non-GAAP Financial Measures  13  Reconciliation of consolidated adjusted EBITDA (loss) before share related compensation and other non-cash expenses (benefits) (“Adjusted EBITDA”)(dollars in thousands):  Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   Note (1): The results of operations for the year ended December 31, 2018 and six months ended June 30, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

 Reconciliation of Non-GAAP Financial Measures: General and Administrative Expenses  14  Reconciliation of consolidated adjusted general and administrative expenses before share related compensation and other non-cash (expenses) benefits (“Adjusted G&A Expense”)(dollars in thousands):  Further description of the reconciliation of Non-GAAP Financial Measures can be found in the tables and footnotes accompanying the Company’s earnings release and the “GAAP and Non-GAAP Measures” link under the “Investor and Media” page on our website at www.intersections.com.   Note (1): The results of operations for the year ended December 31, 2018 and six months ended June 30, 2017 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

Thank You

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com

Investor Relations
Ron Barden, CFO
rbarden@intersections.com
Tel: 703.488.6810